Exhibit 10(t)(12)

AMENDMENT TO THE AMENDMENT DATED AS OF DECEMBER 30, 2010 OF THE

ALCOA DEFERRED COMPENSATION PLAN

Pursuant to Article X of the Alcoa Deferred Compensation Plan (“Plan”), the plan was amended as of December 30, 2010, and items 7 and 8 of that amendment were intended to define the phrase, “as soon as administratively practical” wherever it appears in the Plan. In order to clarify the intent of the original amendment, items 7 and 8 of that amendment are deleted, and the amendment is amended as follows.

7.	Section 8.2 is amended by adding the following sentence to the end thereof:

Effective January 1, 2011, the term “as soon as administratively practical” means within the later of: (a) 90 days of Retirement or termination or (b) 2  1/2 months after the year of Retirement or termination.

8.	Section 8.3 is amended by adding the following sentence to the end thereof:

Effective January 1, 2011, the term “as soon as administratively practical” means within the later of: (a) 90 days of Retirement or (b) 2  1/2 months after the year of Retirement.

9.	Section 8.4 is amended by adding the following sentence to the end thereof:

Effective January 1, 2011, the term “as soon as administratively practical” means within the later of: (a) 90 days of Death or (b) 2  1/2 months after the year of Death.

10.	Section 8.7 is amended by adding the following sentence to the end thereof:

Effective January 1, 2011, the term “as soon as administratively practical” in this Section means within the later of: (a) 90 days of the trustee’s determination or (b) 2  1/2 months after the year of the trustee’s determination.

In all other respects, the Plan is ratified and confirmed.

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